UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2024

American Strategic Investment Co.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39448	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Bellevue Ave, Newport, Rhode Island 02840
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NYC	New York Stock Exchange
Class A Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2024, ARC NYC 570SEVENTH, LLC, a wholly owned subsidiary (the “Borrower”) of New York City Operating Partnership, L.P. (the “OP”), the operating partnership of American Strategic Investment Co. (the “Company”), entered into a second amendment (the “Amendment”) to the term loan agreement, dated April 26, 2019 (as amended, the “Loan Agreement”), with the Company, as guarantor of certain enumerated recourse liabilities of the Borrower under the Loan Agreement, Capital One, National Association, as administrative agent (the “Administrative Agent”), and the other lenders party thereto (each a “Lender” and together, the “Lenders”).

The Amendment amended the Loan Agreement primarily to effect the following changes: (i) extend the maturity date of the term loan (the “Loan”) provided by the Lenders under the Loan Agreement to October 31, 2024 (with the option of an additional extension to January 31, 2025, subject to certain conditions)(such date, the “Maturity Date”) in order to facilitate efforts to sell the Company’s 9 Times Square Midtown Manhattan asset (the “Property”) in connection with the Company’s previously announced repositioning of its investment portfolio and expanded business plan to invest in assets beyond Manhattan real estate (the “Investment Portfolio Diversification Plan”), (ii) increase the interest rate spread applicable to SOFR Loans (as defined in the Loan Agreement) from 1.60% to 2.60%, (iii) provide that Excess Cash Flow (as defined in the Amendment) shall be deposited to an account maintained by the Administrative Agent within ten (10) calendar days of the end of each month, (iv) require the Borrower to deliver the Administrative Agent a purchase and sale agreement with respect to the Property or an offering memorandum (or similar offering materials) to parties potentially interested in purchasing the Property within sixty (60) days of the Amendment, (v) require the Company to refrain from making distributions while the Loan is outstanding and (vi) if the Loan is not paid in full on or prior to the Maturity Date, the OP shall pledge its membership interest in the Borrower to the Administrative Agent as additional collateral for the Loan.

The Company did not incur additional debt or receive any proceeds in connection with entering into the Amendment.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Item 7.01 Regulation FD Disclosure.

On April 29, 2024, the Company issued a press release regarding the Amendment, the commencement of the efforts to sell the Property and certain actions related to the Investment Portfolio Diversification Plan, a copy of which is attached hereto as Exhibit 99.1.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No	Description
10.1	Second Amendment to Term Loan Agreement, dated as of April 29, 2024 between ARC NYC570SEVENTH, LLC, as borrower, the Company, Capital One, National Association, as administrative agent, and the lenders party thereto.
99.1	Press Release dated April 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Strategic Investment Co.

Date: April 30, 2024	By:	/s/ Michael Anderson
Michael Anderson
Chief Executive Officer